EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith (and any amendments thereto), relating to the Shares, is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(c) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated February 27, 2026.

Readystate Asset Management, LP		Readystate Master Fund, Ltd.

By:	/s/ Shellane Mulcahy	By:	/s/ Shellane Mulcahy
	Shellane Mulcahy, Authorized Signatory		By: Readystate Asset Management, LP, Investment Manager

By: Shellane Mulcahy, Authorized Signatory

Readystate Strategic Opportunities Master Fund Ltd.		Ryan Garino

By:	/s/ Shellane Mulcahy	By:	/s/ Ryan Garino
	By: Readystate Asset Management, LP, Investment Manager		Ryan Garino

By: Shellane Mulcahy, Authorized Signatory

David Grossman

By:	/s/ David Grossman
David Grossman